Exhibit 12 (b)-Consent of Sutherland, Asbill & Brennan, L.L.P.

                                                                  EXHIBIT 12 (b)


                        Sutherland, Asbill & Brennan LLP
                  Atlanta Austin New York Tallahasee Washington

1275 Pennsylvania Avenue, N.W.                               Tel: (202) 383-0100
Washington, D.C.  20004-2404                                 Fax: (202) 637-3593


STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
INTERNET: sboehm@sablaw.com

                                                              April 26, 2000



College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

         Re: Registration of Individual, Group and Tax
             Deferred Variable Annuity Certificates
             (Registration Nos. 33-480 and 811-4415)
             -----------------------------------------

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 32 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND, ASBILL & BRENNAN LLP



                                            By: /s/ STEVEN B. BOEHM
                                                -------------------------------
                                                Steven B. Boehm



                                      C-23